Exhibit 10.40

LEASE AGREEMENT AND OTHER ARRANGEMENTS

By the terms in this lease agreement of a land portion,

I.  As LESSOR: USINA SÃO MARTINHO S/A., with registered office at Fazenda São Martinho, in the city of Pradópolis - SP, registered with the Taxpayers’ Registry of the Ministry of Finance under no. CNPJ/MF 48.663.421/0001-29, herein represented by its Agribusiness Officer, , and its Administrative Officer, ;

II.  As LESSEE: SMA - INDÚSTRIA QUÍMICA S/A, with registered office at Fazenda São Martinho, in the city of Pradópolis - SP, with pending Taxpayers’ Registry of the Ministry of Finance, herein represented by its Plant Director, ; and its Director: , enter into this “lease agreement of a land portion and other arrangements”, to be governed under the terms in the current laws and according to the following conditions:

1. PROPERTY

1.1. The LESSOR is the legitimate owner and holder of the rural property named “Fazenda São Martinho”, located in the city of Pradópolis - SP, registered with INCRA in a larger area under No. 613.070.000.744-0 and with the Revenue Office under No. 0.780.459-8 under registry No. 357 in Book 2-RG in the Registrar of Properties in the County of Guariba - SP.

2. OBJECT

2.1. The object of this agreement is the lease of a portion of land, hereinafter referred to as “property” with approximately 48,500 (forty-eight thousand and five hundred) square meters, according to the attached preliminary planimetric survey, separated from the respective property, where the LESSEE is to build and operate its renewable chemicals production plant.

2.1.1. This lease is agreed upon between the Parties under a joint venture established by the same parties, under the Joint Venture Agreement executed on April 14, 2010 (the “Joint Venture Agreement”).

2.1.2. The parties agree that the measurements of the leased property may be increased or decreased according to the needs of the industrial plant presented by the LESSEE.

3. TERM

3.1. The term of the lease is 20 (twenty) years, starting on May 1, 2010 and ending on April 30, 2030, when the LESSEE agrees upon returning the property leased hereunder.

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4. RENTAL FEE AND PAYMENT

4.1. Rent is to be monthly and the rental fee is to be calculated by square meter made available for deployment of the industrial plant, which shall be timely paid by the LESSEE, by the 5th (fifth) working day each month, directly to the LESSOR, by means of deposit into the account No. .

4.1.1. The parties agree that the LESSEE shall be exempted from the payment of rent in the period from May 1, 2010 to December 31, 2010 or until approval of the construction of the industrial plant by the Board of Directors of the LESSEE, whichever occurs first, and rental payment shall commence therefrom.

4.1.2. Notwithstanding the above-mentioned grace period, the Parties recognize that, in accordance with the terms in the Joint Venture Agreement and in order to make the joint venture object of that agreement feasible, from the time of execution of this Agreement, the property must be made available by the LESSOR to the LESSEE free from any encumbrance and the LESSEE shall employ its best efforts to ensure to the LESSEE the possession of the property.

4.1.3. Following the period of exemption from the payment of rents set forth under the terms in clause “4.1.1” herein, the LESSOR shall set forth, according to current market prices for properties in the area where the property qualified in item 1.1 is located, the price per square meter for purposes of rental payment, by means of amendment to this agreement, which shall be paid by the LESSEE under terms set forth in this agreement.

4.2. The receipt of the rental after the date set forth shall be considered mere tolerance and liberty by the LESSOR, with no prejudice whatsoever to any of the terms in this agreement.

4.3. The LESSEE agrees that the payment after the set forth date shall not represent settlement of obligations that are not charged at the right time, especially rental differences and fees set forth in this agreement, and it is hereby agreed that the terms in Article 322 in the Civil Code shall not apply.

4.4. The deposits of payments in check shall be effective, following respective compensation. Should the bank refuse to pay, for any reason, the LESSEE is immediately subject to interest, as result of the non-existence of settlement.

4.5. Failure to present timely payment of rent, at the agreed upon date, shall imply a two per cent (2%) fine over the adjusted value, with interest rate at one per cent (1%) a month, incurring over the adjusted value, and the LESSEE shall also be subject to the consequences of default set forth hereunder this agreement or in the law, especially the filing of eviction claim due to lack of payment, and the LESSEE shall be responsible for the adjusted rental fee, added with interest and fees of ten per cent (10%), in the amicable phase, or twenty per cent (20%), with the filing of a judicial claim.

4.6. If, during the term of this agreement, or during the tacit extension of the lease, the rent is not paid on the due date and/or when payable by the LESSEE with the proper addition, by mistake by the LESSOR, this shall not be deemed as amendment to this clause, reason why the amount due by the LESSEE due to the payment of lower amount and/or resulting from [sic] of legal additions, as soon as calculated and notified, shall be paid, regardless of months passed and that were not subject to the appropriate increase.

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5. ADJUSTMENT

5.1. The rental fee will be adjusted, annually, according to the IGPM-FGV variation.

5.1.1.Should there be any legislative changes to the frequency of rental adjustments, for period shorter than twelve (12) months, the new period shall immediately apply to this agreement and in case of eventual legal omission of such frequency, it is hereby agreed that it shall be monthly, when at the effectiveness of the new law, the monthly rent shall be adjusted according to the inflation rate measured from the beginning or the last adjustment, as the case may be.

5.1.2.Should the rate to be used for adjustment of the rent or default debts is terminated or frozen, the parties hereby choose the IGP (FGV), as alternative for the adjustment of rents and, in lack thereof, the rate set forth by the Federal Government for the adjustment of non-residential leases.

6.           VACANCY AND RETURN

6.1. The LESSEE agrees upon formalizing the return of the property to the LESSOR or whoever is duly authorized, by the LESSOR, upon receipt, when the acceptance of the property shall not imply settlement of obligations agreed upon by the LESSEE, regarding rents, fees, and expenses for damages caused to the property.

6.2. Neither the LESSOR, or its legal representatives, shall bear any responsibility before the LESSEE in case of fire, even when caused by short-circuit, damages or defects in the electrical facilities, that may occur at industrial plant of the LESSEE.

6.3. Should the LESSEE vacate the property for any reason (agreement termination, eviction, abandonment, etc.), leaving goods or belongings behind, the LESSOR may, at its sole discretion, dispose of them as deemed to be appropriate.

7.           EXTENSION

7.1. Upon termination of this agreement, with extension of the lease by law or convenience of the parties, all the terms and conditions agreed upon hereunder shall be deemed to be extended, to govern the relation between the parties until final and effective vacancy and formal return of the property.

8.           INSPECTION

8.1. The LESSEE hereby declares to have inspected the leased property, receiving it in perfect order for construction of the industrial plant.

9.           RESPONSIBILITY FOR CONSTRUCTION OF THE INDUSTRIAL PLANT

9.1. The LESSEE shall be solely and exclusively responsible for the construction of the industrial plant and its respective operation, including regarding approval and operating licenses that may be required, with competent public bodies, with no costs for the LESSOR, which is exempted from each and every responsibility.

9.2. Under no circumstance, under penalty of contractual termination and fine, the LESSEE shall give to the property any destination other than that set forth in the object of this agreement.

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10.SUBLEASE

10.1. The LESSEE shall not assign or transfer this agreement to any third-party, without prior and formal consent “in writing” by the LESSOR, and such consent, under no circumstance, may be deemed as implied.

11. PENALTY CLAUSE

11.1. The party that infringes this agreement, in any of the clauses and conditions, shall pay to the other party a fine equal to three rents current at the time of the infringement, and without prejudice to the right of the innocent party to require compliance with the agreement or deem the agreement to be terminated.

11.2. The fine does not exempt the LESSEE from the payment of eventual damages caused to the property.

11.3. If this agreement is extended for indefinite term, the LESSEE may terminate the lease, upon written notice to the LESSOR, at least thirty (30) days in advance.

12. SUCCESSORS

12.1. Clauses and conditions of this agreement bind the successors at any title.

13. SPECIAL TERMS

13.1. The LESSEE is hereby required to respond to notifications by public entities, agreeing upon not engaging, and preventing any engagement, with illegal use or practices, under limitations of the property.

13.2. Should the LESSEE intend to annotate or register this agreement, all the incurring expenses shall be solely borne by it, and it shall also be responsible for, at its costs, the cancellation of the annotation or registry, upon termination of this agreement.

13.3. The LESSEE shall be solely responsible for the following expenses, without limitation, required for construction of the industrial plant:

(i)  Civil work related to the industrial plant

(ii)  Asphalt pavement on the roads to access the industrial plant;

(iii)  Electric power connection and consumption;

(iv)  Water connection and consumption;

(v)   Maintenance and repair at the industrial plant and other benefits to the property;

(vi)  Gardening services in general;

(vii)  Removal of waste or debris;

(viii)  Construction of fence surrounding the perimeter of the property object of this agreement;

(ix)  Security services;

(x)   Telephone connection and consumption;

(xi)  Retention of employees and their services.

13.4. Circulation to access the property object of this agreement, by employees, third-parties, or vehicles, shall be according to pathways established in the blueprint attached that, being initialed by the parties, shall be part of this agreement.

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14. APPLICABLE LAW

14.1.     This lease is to be governed by the terms in Law No. 8,245/91 and other applicable laws.

15. VENUE

15.1.     All the conflicts arising out of this agreement shall be solved by the Courts in the County of Guariba - SP.

In witness whereof, the parties execute this agreement in two counterparts of equal tenor for one sole purpose, before two witnesses.

Pradópolis, May 1, 2010

SÃO MARTINHO S/A

LESSOR

[Signature] Mario Ortiz Gandini Agribusiness Officer	[Signature] Roberto Pupulin Administrative Officer

SMA INDÚSTRIA QUÍMICA S/A

Lessee

[Signature] Mauro Pini França Plant Director	[Signature] Ericson Aparecido Marino Officer

WITNESSES:

[Signature] Carlos Leandro Aurélio	[Signature] Luis Roberto de Medeiros

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MAPAS DE FUTURAS INSTALAÇÕES

NM
POÇO
PATEO DE IMPLEMENTOS
LAT: 21°19'21.678133"
LON: 48°07'31.838479"
PINUS
CALDERARIA
LAT: 21°19'25.171847"
LON: 48°07'33.155184"
LAT: 21°19'25.633674"
LON: 48°07'27.613781"
4.85 Ha
LAT: 21°19'25.858233"
LON: 48°07'22.109481"
MATO
LAT: 21°19'31.227881"
LON: 48°07'23.771138"
LEVEDURA
CANO
BAGAÇO
MATO

CADA 1 CENTIMETRO TEM 30 METROS

Escala: 1 : 3.000

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Circulação de veículos para acesso à planta SMA

Planta SMA
Legenda
circulação de caminhões
circulação de veículos leves

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